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Rise Gold Closes Financing including Strategic Investor Michael Gentile, CFA

January 31, 2022 - Grass Valley, California - Rise Gold Corp. (CSE: RISE, OTCQX: RYES) (the "Company") announces that it has completed the non-brokered private placement announced in its January 13, 2022, news release (the "Private Placement").

Rise Gold raised a total of US$2,407,000 through the sale of 6,017,500 units (each a "Unit") at a price of US$0.40 per Unit where each Unit consists of one share of common stock (a "Share") and one share purchase warrant. Each whole warrant entitles the holder to acquire one additional Share at an exercise price of US$0.60 until January 28, 2024.

A corporate entity owned by Michael Gentile subscribed for 1,680,000 units of the financing. Michael Gentile is considered one of the leading strategic investors in the junior mining sector, owning significant top 5 stakes in over 15 small-cap mining companies.  Michael is currently a strategic advisor to Arizona Metals (AMC-V) and a director of Northern Superior Resources (SUP-V), Roscan Gold (ROS-V), Radisson Mining Resources (RDS-V) and Solstice Gold (SGC-V).  Michael recently co-founded Bastion Asset Management, an investment management firm based out of Montreal, Quebec.

Ben Mossman, President and CEO, stated: "We are pleased to have Michael make this investment in Rise Gold initiating a strategic relationship that will contribute to the success of the Idaho-Maryland Mine Project."

Michael Gentile, CFA, added: "I've paid close attention to Rise Gold's exploration and permitting efforts towards the re-opening of the Idaho-Maryland Mine. The historical high-grade gold production from the mine and recent exploration results are outstanding. The Idaho-Maryland Mine has significant untapped exploration upside with potential for high grade discoveries. I look forward to working with Rise as a strategic shareholder to maximize the potential of the Idaho-Maryland Mine for the benefit of all shareholders and stakeholders."

As a result of the acquisition of 1,680,000 Units, Michael Gentile beneficially owns ~5.1% of Rise Gold's issued and outstanding Shares and on a partially diluted basis beneficially owns ~9.8% of the Company's issued and outstanding Shares, assuming full exercise of all of his warrants and there being no other issuance of Shares by the Company.

Certain directors of Rise Gold, directly or through entities controlled by them, purchased an aggregate of 2,075,000 Units for gross proceeds of US$830,000.  The participation of each of these directors in the Private Placement constitutes a "related party transaction" under Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions ("MI 61-101"). Rise Gold is relying on exemptions from the formal valuation requirements of section 5.4 of MI 61-101 and minority shareholder approval requirements requirements of section 5.6 of MI 61-101.  As the fair market value of the related parties participation is not more than 25% of Rise Gold's market capitalization, the related party transactions are exempt from the formal valuation requirements pursuant to subsection 5.5(a) of MI 61-101 and from the minority approval requirements pursuant to subsection 5.7(1)(a) of MI 61-101.  A material change report, as contemplated by the related party transaction requirements under MI 61-101, was not filed more than 21 days prior to closing as the extent of related party participation in the Private Placement was not known until shortly prior to the closing.

All securities issued pursuant to the Private Placement are subject to statutory hold periods in accordance with applicable United States and Canadian securities laws. Under Canadian securities laws the securities are subject to a hold period expiring on May 29th, 2022. Rise Gold will use the proceeds from the Private Placement for the advancement of the Idaho-Maryland Mine Project and for general working capital.

The securities offered have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws and may not be offered or sold absent registration or compliance with an applicable exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Company's principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 215, 333 Crown Point Circle

Grass Valley, CA 95945

T: 530.433.0188

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words or statements that certain events or conditions "may" or "will" occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.